Exhibit 10.22

LEASE

THIS LEASE (this “Lease”) is entered into as of December 1, 2005 between DFA, LLC (“Lessor”) and AHERN RENTALS, INC. (“Lessee”).

RECITALS

A.            Lessee wishes to lease from Lessor that certain land consisting of approximately 9.87 acres, together with any building(s) and other improvements located thereon (“Building”) commonly known as 1726 W. Bonanza Road, Las Vegas, Nevada (APN 139-28-302-021), 1726½ W. Bonanza Road, Las Vegas, Nevada (APN 139-28-302-023), 1724 W. Bonanza Road, Las Vegas, Nevada (APN 139-28-302-023) and APN 139-28-302-013, as more particularly descried on the attached Exhibit A (the “Premises”).

B.            Lessor hereby leases the Premises to Lessee, and Lessee hereby leases the Premises from Lessor, on the terms and conditions set forth in this Lease.

TERMS AND CONDITIONS

Term.

1(a)         The term of this Lease shall commence as of December 1, 2005 and continue thereafter on a month to month basis. Either party may terminate this Lease upon 30 days prior written notice to the other party.

Rental.

1(b)(1) Lessee shall pay to Lessor as rent for the Premises the sum of $20,425 per month.

1(b)(2) So long as this Lease has not been earlier terminated pursuant to Section 1(b)(1) or otherwise pursuant to this Lease, commencing on November 1, 2006 and on each November 1st thereafter (each, an “Annual Rent Adjustment Date”) the monthly rent payment shall be increased by an amount equal to the greater of (i) three percent (3%) of the rent paid for the prior year, or (ii) the same percentage as the percentage increase in the Consumer Price Index comparing the figure for the month prior to the month in which the adjustment is to occur with the figure for the same month in the preceding year, except that if the rent is adjusted pursuant to Section 1(b)(3), the percentage under this clause (ii) to be used for calculating the applicable increase in rent to commence on the next Annual Rent Adjustment Date following a Major Improvement Rent Adjustment Date (as defined in Section 1(b)(3) below) shall mean the same percentage as the percentage increase in the Consumer Price Index comparing the figure for the month prior to the month in which the adjustment is to occur with the figure for the month prior to the preceding Major Improvement Rent Adjustment Date. Comparisons shall be made using the Index for the U.S. City Average — All Urban Wage Earners published by the U.S. Department of Labor, Bureau of Labor Statistics. If that Index is discontinued, the parties shall use the nearest comparable index measuring changes in the cost of living during the period involved.

1(b)(3) In the event during the term of this Lease, Lessor constructs any Major Improvement (defined below) on the Premises for Lessee’s benefit, beginning on the first day of the second calendar month following the date of completion of the Major Improvement (a “Major Improvement Rent Adjustment Date”) the monthly rent shall be adjusted to be the fair market rental value of the Premises as of the completion of the Major Improvement, provided in no event shall the monthly rent be less than the monthly rent in effect immediately prior to the construction of the Major Improvement. Upon completion of the Major Improvement, the parties shall discuss and attempt to determine by mutual agreement the monthly rent to be paid beginning on the Major Improvement Rent Adjustment Date. If the parties are unable to reach agreement before the 30th day following the completion of the Major Improvement, the matter shall be determined by appraisal.

If an appraiser is required under this Section 1(b)(3), the monthly rent shall be determined by a qualified, independent real property appraiser familiar with commercial rental values in the area. The appraiser shall be selected by Lessee from a list of not fewer than three such individuals submitted by Lessor. If Lessee does not make the selection within ten days after submission of the list, Lessor may do so. If Lessor does not submit such a list within ten (10) days after written request from Lessee to do so, Lessee may name as an appraiser any individual with such qualifications. Within thirty (30) days after appointment, the appraiser shall furnish to both parties an appraisal of the fair market rental value of the Premises, which shall be final and binding on the parties. The cost of the appraisal shall be borne equally by the parties.

For purpose of this Lease “Major Improvement” shall mean a structure erected at the request of the Lessee as a permanent improvement on the Premises that is intended to enhance the value of the Premises or an addition made at the request of the Lessee that increases the size of a building on the Premises or the size of the Premises.

1(b)(4) Rent will be paid in advance on the first day of each month to Lessor at the address for Lessor set forth in this Lease, or at such other address as Lessor may designate in writing to Lessee. Rent is uniformly apportionable day to day.

Use of Premises.

(2a)         The Lessee shall use the Premises during the term of this lease for the conduct of the following business: equipment storage and related purposes and for no other purpose whatsoever without Lessor’s written consent.

(2b)         The Lessee will not make any unlawful, improper or offensive use of the Premises; the Lessee will not suffer any strip or waste thereof; the Lessee will not permit any objectionable noise or odor to escape or to be emitted from the Premises or do anything or permit anything to be done upon or about the Premises in any way tending to create a nuisance; the Lessee will not sell or permit to be sold any product, substance or service upon or about the Premises, excepting in the ordinary course of Lessee’s business or such as Lessee may be licensed by law to sell and as may be herein expressly permitted.

(2c)         The Lessee will not cause the Premises at any time to fall into such a state of repair or disorder as to increase the fire hazard thereon; the Lessee will not install any power machinery on the Premises except in the ordinary course of Lessee’s business or under the supervision and with written consent of the Lessor; the Lessee will not store gasoline or other highly combustible materials on the Premises at any time except in the ordinary course of Lessee’s business; the Lessee will not use the Premises in such a way or for such a purpose that the fire insurance on the improvements on the Premises is thereby cancelled.

(2d)         The Lessee shall comply at Lessee’s own expense with all laws and regulations of any municipal, county, state, federal or other public authority respecting the use of the Premises. These include, without limitation, all laws, regulations and ordinances pertaining to air and water quality, Hazardous Materials as herein defined, waste disposal, air emissions, and other environmental matters. As used herein, Hazardous Material means any hazardous or toxic substance, material, or waste, including but not limited to those substances, materials, and waste listed in the U.S. Department of Transportation Hazardous Materials Table or by the U.S. Environmental Protection Agency as hazardous substances and amendments thereto, petroleum products, or such other substances, materials, and waste that are or become regulated under any applicable local, state, or federal law. Neither Lessee nor Lessor is required to make any alterations to comply with the Americans with Disabilities Act.

(2e)         The Lessee shall regularly occupy and use the Premises for the conduct of Lessee’s business, and shall not abandon or vacate the Premises for more than ten days without written approval of Lessor.

(2f)          Except in the ordinary course of Lessee’s business, Lessee shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by Lessee, its agents, employees, contractors, or invitees without the prior written consent of Lessor, which consent will not be unreasonably withheld so long as Lessee demonstrates to Lessor’s reasonable satisfaction that such Hazardous Material is necessary or useful to Lessee’s business and will be used, kept, and stored in a manner that will comply at all times with all laws regulating any such Hazardous Material so brought upon or used or kept on or about the Premises.

Utilities.

(3)           The Lessee shall pay for all heat, light, water, power, and other services or utilities used in the Premises during the term of this lease.

Repairs and Improvements.

(4a)         The Lessor shall not be required to make any repairs, alterations, additions or improvements to or upon the Premises during the term of this lease, except only those hereinafter specifically provided for; the Lessee hereby agrees to maintain and keep the Premises, including all interior and exterior walls and doors, ordinary maintenance of heating, ventilating and cooling systems, interior wiring, plumbing and drain pipes to sewers or septic tank, in as good order and condition as when received by Lessee during the entire term of this lease, at Lessee’s own cost and expense, and to replace all glass which may be broken or damaged during the term hereof in the windows and doors of the Premises with glass of as good or better quality as that now in use;

it is further agreed that the Lessee may make alterations, additions or improvements to or upon the Premises without first obtaining the consent of the Lessor.

(4b)         The Lessor agrees to make all necessary structural repairs to the Building, including exterior walls, foundation, roof, gutters and downspouts, and the abutting sidewalks. Lessor shall also make all capital repairs and replacements to the Premises unless such is necessitated solely by Lessee’s failure to maintain in accordance with subsection 4(a). The Lessor reserves and at any and all times shall have the right to alter, repair or improve the Building, or to add thereto, and for that purpose at any time may erect scaffolding and all other necessary structures about and upon the Premises and Lessor and Lessor’s representatives, contractors and workers for that purpose may enter in or about the Premises with such materials as Lessor may deem necessary therefor, and Lessee waives any claim to damages, including loss of business resulting therefrom, provided Lessor gives Lessee not less than 48 hours’ advance notice and such activities are conducted without material interference with Lessee’s use of the Premises.

Lessor’s Right of Entry.

(5)           It shall be lawful for the Lessor, the Lessor’s agents and representatives, at any reasonable time upon 48 hours’ advance notice to enter into or upon the Premises for the purpose of examining into the condition thereof, or for any other lawful purpose.

Right of Assignment.

(6)           The Lessee will not assign, transfer, pledge, hypothecate, surrender or dispose of this lease, or any interest herein, sublet, or permit any other person or persons whomsoever to occupy the Premises without the written consent of the Lessor being first obtained in writing; this lease is personal to Lessee; Lessee’s interests, in whole or in part, cannot be sold, assigned, transferred, seized or taken by operation at law, or under or by virtue of any execution or legal process, attachment or proceedings instituted against the Lessee, or under or by virtue of any bankruptcy or insolvency proceedings had in regard to the Lessee, or in any other manner, except as above mentioned. Notwithstanding any provision in this Lease, Lessee may, without Lessor consent, execute and deliver one or more leasehold mortgages (or leasehold trust deeds) to any lender to Lessee with respect hereto.

Liens.

(7)           The Lessee will not permit any lien of any kind, type or description to be placed or imposed upon the Lessee’s interest in improvements in which the Premises are situated, or any part thereof, or Lessee’s interest in the land on which they stand.

Ice, Snow, Debris

(8)           If the Premises are located at street level, then at all times Lessee shall keep the sidewalks in front of the Premises free and clear of ice, snow, rubbish, debris and obstruction; and if the Lessee occupies the entire Building, the Lessee will not permit rubbish, debris, ice or snow to accumulate on the roof of the Building so as to stop up or obstruct gutters or downspouts or cause damage to the roof, and will save harmless and protect the Lessor against any injury whether to Lessor or to Lessor’s property or to any other p erson or property caused by Lessee’s failure in that regard.

Overloading of Floors.

(9)           The Lessee will not overload the floors of the Premises in such a way as to cause any undue or serious stress or strain upon the Building, or any part thereof, and the Lessor shall have the right, at any time, to call upon any competent engineer or architect whom the Lessor may choose, to decide whether or not the floors of the Premises, or any part thereof, are being overloaded so as to cause any undue or serious stress or strain on the Building, or any part thereof, and the decision of the engineer or architect shall be final and binding upon the Lessee; and in the event that it is the opinion of the engineer or architect that the stress or strain is such as to endanger or injure the Building, or any part thereof, then and in that event the Lessee agrees immediately to relieve the stress or strain, either by reinforcing the Building or by lightening the load which causes such stress or strain, in a manner satisfactory to the Lessor.

(10)         Intentionally Blank.

Liability Insurance.

(11)         At all times during the term hereof, the Lessee will, at the Lessee’s own expense, keep in effect and deliver to the Lessor liability insurance policies in form, and with an insurer, satisfactory to the Lessor. Such policies shall insure both the Lessor and the Lessee against all liability for damage to persons or property in, upon, or about the Premises. It shall be the responsibility of the Lessee to purchase casualty insurance with extended coverage so as to insure any structure on the Premises against damage caused by fire or the effects of fire (smoke, heat, means of extinguishment, etc.), or any other means of loss and to insure all of the Lessee’s belongings upon the Premises, of whatsoever nature, against the same. With respect to these policies, Lessee shall cause the Lessor to be named as an additional insured party. Lessee agrees to and shall indemnify and hold Lessor harmless against any and all claims and demands arising from the negligence of the Lessee, Lessee’s officers, agents, invitees and/or employees, as well as those arising from Lessee’s failure to comply with any covenant of this lease on Lessee’s part to be performed, and shall at Lessee’s own expense defend the Lessor against any and all suits or actions arising out of such negligence, actual or alleged, and all appeals therefrom and shall satisfy and discharge any judgment which may be awarded against Lessor in any such suit or action.

Fixtures.

(12)         All partitions, plumbing, electrical wiring, additions to or improvements upon the Premises, whether installed by the Lessor or Lessee, shall be and become the property of the Lessor unless otherwise herein provided. Notwithstanding any other provisions of this Lease, Lessee’s furniture, trade fixtures, equipment and personal property shall at all times remain the property of Lessee.

Light and Air.

(13)         This lease does not grant any rights of access to light and air over the Premises or any adjacent property.

Damage by Casualty, Fire and Duty to Repair.

(14)         In the event of the destruction of any improvements located on the Premises by fire or other casualty, either party hereto may terminate this lease as of the date of fire or casualty, provided, however, that in the event of damage to the improvements by fire or other casualty to the extent of twenty-five (25) per cent or more of the sound value thereof, Lessor or Lessee may elect to terminate the lease as of the date of such damage by written notice thereof to the other party. Absent such termination by either party or if such improvements be but partially destroyed and the damage so occasioned shall not amount to the extent indicated above, then the Lessor shall repair the same with all convenient speed and shall have the right to take possession of and occupy, to the exclusion of the Lessee, all or any part thereof in order to make the necessary repairs, and the Lessee hereby agrees to vacate upon request, all or any part thereof which the Lessor may require for the purpose of making necessary repairs, and for the period of time between the day of such damage and until such repairs have been substantially completed there shall be such an abatement of rent as the nature of the injury or damage and its interference with the occupancy of the Premises by the Lessee shall warrant; however, if the Premises be but slightly injured and the damage so occasioned shall not cause any material interference with the occupation of the Premises by Lessee, then there shall be no abatement of rent and the Lessor shall repair the damage with all convenient speed.

Waiver of Subrogation Rights.

(15)         Neither the Lessor nor the Lessee shall be liable to the other for loss arising out of damage to or destruction of the Premises, including the Building, or the contents of any thereof, when such loss is caused by any of the perils which are or could be included within or insured against by a standard form of fire insurance with extended coverage, including sprinkler leakage insurance, if any. All such claims for any and all loss, however caused, hereby are waived. Such absence of liability shall exist whether or not the damage or destruction is caused by the negligence of either Lessor or Lessee or by any of their respective agents, servants or employees. It is the intention and agreement of the Lessor and the Lessee that the rentals reserved by this lease have been fixed in contemplation that both parties shall fully provide their own insurance protection at their own expense, and that both parties shall look to their respective insurance carriers for reimbursement of any such loss, and further, that the insurance carriers involved shall not be entitled to subrogation under any circumstances against any party to this lease. Neither the Lessor nor the Lessee shall have any interest or claim in the other’s insurance policy or policies, or the proceeds thereof, unless specifically covered therein as a joint insured.

Eminent Domain.

(16)         In case of the condemnation or purchase of all or any substantial part of the Premises by any public or private corporation with the power of condemnation this lease may be terminated, effective on the date possession is taken or title is transferred, by either party hereto on written notice to the other and in that case the Lessee shall not be liable for any rent after the termination date.

(17)         Intentionally blank.

Delivering Up Premises on Termination.

(18)         At the expiration of the lease term or upon any sooner termination thereof, the Lessee will quit and deliver up the Premises and all future erections or additions to or upon the same, broom-clean, to the Lessor or those having Lessor’s estate in the Premises, peaceably, quietly, and in as good order and condition as when received, reasonable use and wear thereof, damage by fire, unavoidable casualty and the elements alone and other events not required hereunder to be repaired by Lessee excepted, as the same are now in or hereafter may be put in by the Lessor.

Additional Covenants or Exceptions.

(19)         Intentionally blank.

(20)         Lessee shall be responsible for all premiums for casualty insurance with extended coverage purchased by Lessee to insure any structure on the Premises.

(21)         Lessee shall pay when due all taxes, assessments and public charges on the Premises.

Attachment Bankrupt Default.

PROVIDED, ALWAYS, and these presents are upon these conditions, that (1) if the Lessee shall be in arrears in the payment of rent for a period of ten days after the same becomes due, or (2) if the Lessee shall fail or neglect to perform or observe any of the covenants and agreements contained herein on Lessee’s part to be done, kept, performed and observed and such default shall continue for twenty days or more after written notice of such failure or neglect shall be given to Lessee, except that if the failure is of such a nature that it cannot be remedied fully within the 20-day period, this requirement shall be satisfied if Lessee begins correction of the failure within the 20-day period and thereafter proceeds with reasonable diligence and in good faith to effect the remedy as soon as practicable, or (3) if the Lessee shall be declared bankrupt or insolvent according to law, or (4) if any assignment of all or substantially all of Lessee’s property shall be made for the benefit of creditors, or (5) if on the expiration of this lease Lessee fails to surrender possession of the Premises, the Lessor or those having Lessor’s estate in the Premises, may terminate this lease and, lawfully, at Lessor’s option immediately or at any time thereafter, without demand or notice, enter into and upon the Premises and every part thereof and repossess the same, and expel Lessee and those claiming by, through and under Lessee and remove Lessee’s effects at Lessee’s expense, forcibly if necessary and store the same, all without being deemed guilty of trespass and without prejudice to any remedy which otherwise might be used for arrears of rent or preceding breach of covenant.

Neither the termination of this lease by forfeiture nor the taking or recovery of possession of the Premises shall deprive Lessor of any other action, right, or remedy against Lessee for possession, rent or damages, nor shall any omission by Lessor to enforce any forfeiture, right or remedy to which Lessor may be entitled be deemed a waiver by Lessor of the right to enforce the performance of all terms and conditions of this lease by Lessee.

In the event of any re-entry by Lessor, Lessor may lease or relet the Premises in whole or in part to any tenant or tenants who may be satisfactory to Lessor, for any duration, and for the best rent, terms and conditions as Lessor may reasonably obtain. Lessor shall apply the rent received from any such tenant first to the cost of retaking and reletting the Premises, including remodeling required to obtain any such tenant, and then to any arrears of rent and future rent payable under this lease and any other damages to which Lessor may be entitled hereunder.

Any property which Lessee leaves on the Premises more than ten (10) days after abandonment or expiration of the lease, or for more than ten days after any termination of the lease by Lessor, shall be deemed to have been abandoned, and Lessor may remove and sell the property at public or private sale as Lessor sees fit, without being liable for any prosecution therefor or for damages by reason thereof, and the net proceeds of any such sale shall be applied toward the expenses of Lessor and rent as aforesaid, and the balance of such amounts, if any, shall be held for and paid to the Lessee.

Holding Over.

In the event the Lessee for any reason shall hold over after the expiration of this lease, such holding over shall not be deemed to operate as a renewal or extension of this lease, but shall only create a tenancy at sufferance which may be terminated at will at any time by the Lessor.

Attorney Fees and Court Costs.

In case suit or action is instituted to enforce compliance with any of the terms, covenants or conditions of this lease, or to collect the rental which may become due hereunder, or any portion thereof, the losing party agrees to pay the prevailing party’s reasonable attorney fees incurred throughout such proceeding, including at trial, on appeal, and for post-judgment collection. The Lessee agrees to pay and discharge all Lessor’s costs and expenses, including Lessor’s reasonable attorney’s fees that shall arise from enforcing any provision or covenants of this lease even though no suit or action is instituted.

Should the Lessee be or become the debtor in any bankruptcy proceeding, voluntarily, involuntarily or otherwise, either during the period this lease is in effect or while there exists any outstanding obligation of the Lessee created by this lease in favor of the Lessor, the Lessee agrees to pay the Lessor’s reasonable attorney fees and costs which the Lessor may incur as the result of Lessor’s participation in such bankruptcy proceedings. It is understood and agreed by both parties that applicable federal bankruptcy law or rules of procedure may affect, alter, reduce or nullify the attorney fee and cost awards mentioned in the preceding sentence.

Waiver.

Any waiver by the Lessor of any breach of any covenant herein contained to be kept and performed by the Lessee shall not be deemed or considered as a continuing waiver, and shall not operate to bar or prevent the Lessor from declaring a forfeiture for any succeeding breach, either of the same condition or covenant or otherwise.

Recitals.

The recitals of this Lease are hereby incorporated in to this Lease and made a part hereof.

Notices.

Any notice required by the terms of this lease to be given by one party hereto to the other or desired so to be given, shall be sufficient if in writing, contained in a sealed envelope, and sent first class mail, with postage fully prepaid, and if intended for the Lessor herein, then if addressed to the Lessor at DFA, LLC c/o Ahern Rentals, Inc., 4241 S. Arville Street, Las Vegas, Nevada 89103 and if intended for the Lessee, then if addressed to the Lessee at Ahern Rentals, Inc., 4241 S. Arville Street, Las Vegas, Nevada 89103. Any such notice shall be deemed conclusively to have been delivered to the addressee forty-eight hours after the deposit thereof in the U.S. Mail.

Heirs and Assigns.

All rights, remedies and liabilities herein given to or imposed upon either of the parties hereto shall extend to, inure to the benefit of and bind, as the circumstances may require, the heirs, successors, personal representatives and so far as this lease is assignable by the terms hereof, to the assigns of such parties.

In construing this lease, it is understood that the Lessor or the Lessee may be more than one person; that if the context so requires, the singular pronoun shall be taken to mean and include the plural, and that generally all grammatical changes shall be made, assumed and implied to make the provisions hereof apply equally to corporations and to individuals.

IN WITNESS WHEREOF, the parties have executed this Lease on the day and year first hereinabove written, any corporate signature of Lessee being by due authority of its Board of Directors and any signature of Lessor being by due authority of its managing member.

Lessor:		Lessee:
DFA, LLC		AHERN RENTALS, INC.

By:	/s/ DON F. AHERN	By:	/s/ DON F. AHERN
	Don F. Ahern, Manager		Don F. Ahern, President

EXHIBIT A

LEGAL DESCRIPTION

1726 W BONANZA

Parcel I:

That Portion of the of the Northeast Quarter (NE 1/4) of the of the Southwest Quarter (SW 1/4) of Section 28, Township 20 South, Range 61 East, M.D.B. & M., described as follows:

Beginning at the point on the North boundary line of U.S. Highway, also known as Bonanza Road, as same now exists, at the intersection of the West line of said of the Northeast Quarter (NE 1/4) of the of the Southwest Quarter (SW 1/4) of said Section 28; thence North 0 (09’ West along the West line of said of the Northeast Quarter (NE 1/4) of the Southwest Quarter (SW 1/4) a distance of 370 feet to the True Point of Beginning.

Thence continuing North 0(09’ West along the West line of said of the Northeast Quarter (NE 1/4) of the of the Southwest Quarter (SW 1/4) of Section 28, a distance of 955.44 feet to the Northwest corner of said of the Northeast Quarter (NE 1/4) of the of the Southwest Quarter (SW 1/4); thence South 89(31’45” East along the North line of said of the Northeast Quarter (NE 1/4) of the of the Southwest Quarter (SW 1/4) a distance of 325 feet to a point; thence South 0(25’39” East a distance of 956.02 feet to a point; thence West and parallel with the North boundary of said U.S. Highway 95 a distance of 329.63 feet to a point on the West line of said of Northeast Quarter (NE 1/4) of the of the Southwest Quarter (SW 1/4) of Section 28, the True Point of Beginning.

Excepting therefrom the interest in and to the North 40 feet of said land as conveyed to the City of Las Vegas for street and incidental purposes by Deeds recorded June 3, 1946 and August 19, 1954 as Document Nos. 224123 and 18083 of Clark County, Nevada Records.

Parcel II:

That portion of the Northeast Quarter (NE 1/4) of the of the Southwest Quarter (SW 1/4) of Section 28, Township 20 South, Range 61 East, M.D.M., described as follows:

Beginning at a point on the North line of Bonanza Road (Formerly Clark Avenue) as it now exists at the intersection of the West line of said Northeast Quarter (NE 1/4) of the Southwest Quarter (SW 1/4); thence along said West line North, 0(09’ West 370 feet to the Southwest corner of the property described in Deed to Theodore Werner, ET UX recorded December 13, 1945 in Book 41 of Deeds, page 10, as Document No. 209663; thence East along the South line of said Werner property 100 feet, more or less, to the of the Northwest corner of the property described in Deed to Clyde K. Bunker, ET UX, recorded April 1, 1948 as Document No. 282020; thence along the West line of said bunker property South 0(34’ West 370.00 feet to the North line of said Bonanza road; thence Westerly along said North line 100 feet, more or less, 100 feet to The Point of Beginning.

Parcel III:

That portion of the of the Northeast Quarter (NE 1/4) of the of the Southwest Quarter (SW 1/4) of Section 28, Township 20 South, Range 61 East, M.D.B. & M., described as follows:

Beginning at a point in the North line of Bonanza Road, formerly Clark Avenue, as it now exists distant thereon South 89(26’ East 175.00 feet from its intersection with the West line of said of the Northeast Quarter (NE 1/4) of the of the Southwest Quarter (SW 1/4), being the Southwest corner of that certain parcel of land conveyed by Maxwell Kelch ET AL to Jack Weisberger ET UX by Deed dated January 29, 1946 and recorded in Book 41 of Deeds, Page 459, Clark County, Nevada Records, thence North 0(34’ East along the West line of the said conveyed parcel a distance of 370 feet to the Northwest corner thereof, being a  point on the South line of that certain parcel of land conveyed by Robert Bunker ET UX to Theodore Werner ET UX by Deed dated December 7, 1945 and recorded in Book 41 of Deeds, Page 10, Clark County, Nevada Records; thence North 89(26’ West and parallel with the aforementioned North line of Bonanza Road, a distance of 75.00 feet to a point; Thence South 0(34’0” West a distance of 370.00 feet to a point in the North line of said Bonanza Road; thence South 89(26’ East along the said North line of Bonanza Road a distance of 75.00 feet to a point; thence South 0(34’ West a distance of 370.00 feet to The Point of Beginning.